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                      G O L D S T E I N A N D M O R R I S
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.
                                501 FIFTH AVENUE
                             NEW YORK, N. Y. 10017

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ALBERT M. GOLDSTEIN                     TELEPHONE (212) 682-3375
EDWARD B. MORRIS                        FAX (212) 500-6438
ALAN J. GOLDBERGER
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                                                                    EXHIBIT 15.1

October 11, 1996
Securities and Exchange Commission
Washington, D.C. 20549
Dear sirs:

We are aware that Laser Master International, Inc. has included our report dated February 22, 1996 (issued pursuant to the provisions of Statement on Auditing Standards Nos. 71 and 42) in the Prospectus constituting part of its Registration Statement of Form S-1 (No. 333-12119), as amended. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

Goldstein and Morris CPA's P.C.